UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2020

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Spectrum Center Drive, 21st Floor Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	SHO	New York Stock Exchange
Series E Cumulative Redeemable Preferred Stock, $0.01 par value	SHO.PRE	New York Stock Exchange
Series F Cumulative Redeemable Preferred Stock, $0.01 par value	SHO.PRF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(1) of the Exchange Act.  ☐

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Sunstone Hotel Investors, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”), dated October 17, 2018, amongst the Company, Sunstone Hotel Partnership, LLC, Wells Fargo Bank, National Association, Bank of America, N.A., JPMorgan Chase Bank, N.A., PNC Bank, National Association, U.S. Bank National Association and certain other lenders named therein. The Amended Credit Agreement provides for a $500 million unsecured revolving credit facility and term loan facilities with an aggregate balance of $185 million, for a total of $685 million. The revolving portion of the Amended Credit Agreement matures on April 14, 2023, but may be extended twice, by six (6) months for each extension, to April 2024, upon the payment of applicable fees and satisfaction of certain customary conditions. The Company also has the right to increase the revolving portion of the Amended Credit Agreement, or to add term loans, in an amount up to $115 million, for an aggregate facility of $800 million, subject in each case, to finding lenders that are willing to provide such increase or such term loans. The material terms of the Amended Credit Agreement are described in the Company’s Current Report on Form 8-K filed with Securities and Exchange Commission (the “SEC”) on October 18, 2018, which description is incorporated by reference herein.

On March 26, 2020, the Company borrowed an aggregate $300 million under the revolving portion of the Amended Credit Agreement as a precautionary measure to increase its cash position and preserve financial flexibility in light of the challenging business environment related to the COVID-19 pandemic. Following such borrowing, the Company has $200 million of capacity remaining available for borrowing under the unsecured revolving credit facility. Pursuant to the terms of the Amended Credit Agreement, interest is based upon LIBOR plus an applicable margin determined by the Company’s ratio of net indebtedness to EBITDA. At the time of the borrowing, the applicable margin was 1.40%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: April 1, 2020	By:	/s/ Bryan A. Giglia
Bryan A. Giglia Principal Financial Officer and Duly Authorized Officer